Exhibit 21.1
LIST OF SUBSIDIARIES
DUNCAN ENERGY PARTNERS L.P.
as of February 1, 2008

Jurisdiction
Name of Subsidiary	of Formation	Effective Ownership
Acadian Gas, LLC	Delaware	Enterprise Products Operating LLC — 34% DEP Operating Partnership, L.P. — 66%
Acadian Gas Pipeline System	Texas	TXO-Acadian Gas Pipeline, LLC — 50% MCN-Acadian Gas Pipeline, LLC — 50%
Calcasieu Gas Gathering System	Texas	TXO-Acadian Gas Pipeline, LLC — 50% MCN-Acadian Gas Pipeline, LLC — 50%
Cypress Gas Marketing, LLC	Delaware	Acadian Gas, LLC — 100%
Cypress Gas Pipeline, LLC	Delaware	Acadian Gas, LLC — 100%
DEP OLPGP, LLC	Delaware	Duncan Energy Partners L.P. — 100%
DEP Operating Partnership, L.P.	Delaware	Duncan Energy Partners L.P. — 99.999% DEP OLPGP, LLC — 0.001%
Enterprise Lou-Tex Propylene Pipeline L.P.	Delaware	Enterprise Products Operating LLC — 33% Propylene Pipeline Partnership L.P. — 1% DEP Operating Partnership, L.P. — 66%
Evangeline Gas Corp.	Delaware	Evangeline Gulf Coast Gas, LLC — 45.05% Third Parties — 54.95%
Evangeline Gas Pipeline Company L.P.	Delaware	Evangeline Gulf Coast Gas, LLC — 45% Evangeline Gas Corp. — 10% Third Party — 45%
Evangeline Gulf Coast Gas, LLC	Delaware	Acadian Gas, LLC — 100%
MCN Acadian Gas Pipeline, LLC	Delaware	Acadian Gas, LLC — 100%
MCN Pelican Interstate Gas, LLC	Delaware	Acadian Gas, LLC — 100%
Mont Belvieu Caverns, LLC	Delaware	Enterprise Products Operating LLC — 33.365% Enterprise Products OLPGP, Inc. — 0.635% DEP Operating Partnership, L.P. — 66%
Neches Pipeline System	Texas	TXO-Acadian Gas Pipeline, LLC — 50% MCN-Acadian Gas Pipeline, LLC — 50%
Pontchartrain Natural Gas System	Texas	TXO-Acadian Gas Pipeline, LLC — 50% MCN-Acadian Gas Pipeline, LLC — 50%
Sabine Propylene Pipeline L.P.	Texas	Enterprise Products Operating LLC — 33% Propylene Pipeline Partnership L.P. — 1% DEP Operating Partnership, L.P. — 66%
South Texas NGL Pipeline LLC	Delaware	Enterprise Products Operating LLC — 34% DEP Operating Partnership, L.P. — 66%
Tejas-Magnolia Energy, LLC	Delaware	Pontchartrain Natural Gas System — 96.6% MCN-Pelican Interstate Gas, LLC — 3.4%
TXO-Acadian Gas Pipeline, LLC	Delaware	Acadian Gas, LLC — 100%